Exhibit 3.2
AMENDED AND RESTATED BYLAWS
OF
FPIC INSURANCE GROUP, INC.
(a Florida corporation)

AMENDED AND RESTATED BYLAWS
OF
FPIC INSURANCE GROUP, INC.
ARTICLE I.
MEETINGS OF SHAREHOLDERS
Section 1. Annual Meeting.
     A meeting of the shareholders shall be held each year for the election of directors and for the transaction of any other proper business that may come before the meeting. The annual meeting of the shareholders of the Corporation shall be held on such date and at such time and place as designated from time to time by the Board of Directors of the Corporation.
Section 2. Special Meetings.
     Special meetings of the shareholders shall be held when directed by the chairman of the Board of Directors or the president of the Corporation, or the Board of Directors of the Corporation, or when requested in writing, provided such writing sets forth the purpose or purposes for such special meeting, by the holders of not less than twenty percent of all the shares entitled to vote at such special meeting.
Section 3. Place of Meeting.
     The Board of Directors of the Corporation may designate any place, within or without the State of Florida, as the place of meeting for any annual or special meeting of the Corporation’s shareholders. If no designation is made, then the place of meeting shall be the Corporation’s principal office.
Section 4. Notice of Meeting.
     Except as provided in Chapter 607 of the Florida Business Corporation Act, written notice stating the date, time, and place, of each annual and special meeting and, in the case of a special meeting, the purpose or purposes for which the special meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the meeting, either personally, by electronic means, by mail, or by other methods of delivery, by or at the direction of the president, the secretary, or the officer or persons calling the meeting to each shareholder of record entitled to vote at such meeting. If the notice is mailed at least thirty (30) days before the date of the meeting, it may be mailed by a class of United States mail other than first class. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at her, his, or its address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

     A shareholder may waive any notice required by the Florida Business Corporation Act, the Corporation’s Articles of Incorporation, or Bylaws before or after the date and time stated in the notice. The waiver must be in writing, be signed by the shareholder entitled to the notice, and be delivered to the Corporation for inclusion in the minutes or filing with the corporate records. Neither the business to be transacted at nor the purpose of any regular or special meeting of the shareholders need be specified in any written waiver of notice unless so required by the Corporation’s Articles of Incorporation. A shareholder’s attendance at a meeting: (a) waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; or (b) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.
Section 5. Notice of Adjourned Meetings.
     When a meeting is adjourned to a different date, time, or place, notice need not be given of the new date, time, or place if the new date, time, or place is announced at the meeting before an adjournment is taken, and any business may be transacted at the adjourned meeting that might have been transacted on the original date of the meeting. If a new record date for the adjourned meeting is or must be fixed under applicable law, notice of the adjourned meeting shall be given as provided under Section 4 hereunder to persons who are shareholders as of the new record date who are entitled to notice of such meeting.
Section 6. Fixing the Record Date.
     For purposes of fixing the record date for one or more voting groups in order to determine the shareholders entitled to notice of a shareholders’ meeting, to demand a special meeting, to vote, or to take any other action, the Board of Directors may fix the record date, provided that such record date may not be more than seventy (70) days before the meeting or action requiring a determination of shareholders. A determination of shareholders entitled to notice of or to vote at a shareholders’ meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.
Section 7. Shareholders’ List for Meeting.
     After fixing a record date for a meeting, the Corporation shall prepare an alphabetical list of the names of all of its shareholders who are entitled to notice of a shareholders’ meeting, arranged by voting group with the address of, and the number and class and series, if any, of shares held by, each. The shareholders’ list must be available for inspection by any shareholder for a period of ten (10) days prior to the meeting or such shorter time as exists between the record date and the meeting and continuing through the meeting at the Corporation’s principal office, at a place identified in the meeting notice in the city where the meeting will be held, or at the office of the Corporation’s transfer agent or registrar. A shareholder or the shareholder’s agent or attorney is entitled on written demand to inspect the list (subject to the requirements of the Florida Business Corporation Act), during regular business hours and at the shareholder’s expense, during the period it is available for inspection. The Corporation shall make the shareholder’s’ list available at the meeting of the shareholders, and any shareholder or the shareholder’s agent or attorney is entitled to inspect the list at any time during the meeting or any adjournment.
Section 8. Shareholder Quorum and Voting.
     Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. Except as otherwise provided in the Corporation’s Articles of Incorporation or by law, a majority of the votes entitled to be cast on the matter by the voting group, either in person or by proxy, shall constitute a quorum of that voting group for action on that matter, but in no event shall a quorum consist of less than one-third of the shares entitled to vote. The holders of a majority of the shares represented, and who would be entitled to vote at a meeting if a quorum were present, may adjourn such meeting from time to time. If a quorum exists, action on a matter (other than the election of directors) by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing such action, unless the Corporation’s Articles of Incorporation or applicable law requires a greater number of affirmative votes. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of the meeting unless a new record date is or must be set for that adjourned meeting.
Section 9. Voting of Shares.
     Except as otherwise provided in the Corporation’s Articles of Incorporation or under the Florida Business Corporation Act, each outstanding share, regardless of class, is entitled to one vote on each matter submitted to a vote at a meeting of shareholders. Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent, or proxy as the bylaws of the corporate shareholder may prescribe or, in the absence of any applicable provision, by such person as the Board of Directors of the corporate shareholder may designate. In the absence of any such designation, or in case of conflicting designation by the corporate shareholder, the chairman of the board, the president, any vice president, the secretary, and the treasurer of the corporate shareholder, in that order, shall be presumed to be fully authorized to vote such shares.
     Shares held by an administrator, executor, guardian, personal representative, or conservator may be voted by him or her, either in person or by proxy, without a transfer of such shares into his or her name. Shares standing in the name of a trustee may be voted by him or her, either in person or by proxy, but no trustee shall be entitled to vote shares held by him or her without a transfer of such shares into his or her name or the name of his or her nominee.
     Shares held by or under control of a receiver, a trustee in bankruptcy proceedings, or an assignee for the benefit of creditors may be voted by him or her without the transfer thereof into his or her name.
     If the share or shares stand of record in the name of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety, or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the secretary of the Corporation is given notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, then acts with respect to voting have the following effect: (a) if only one votes, in person or by proxy, his or her acts binds all; (b) if more than one vote, in person or by proxy, the act of the majority so voting binds all; (c) if more than one vote, in person or by proxy, but the vote is evenly split, on any particular matter, each faction is entitled to vote the share or shares in question proportionately; (d) if the instrument or order so filed shows that any such tenancy is held in unequal interest, a majority or a vote evenly split for purposes hereof shall be a majority or a vote evenly split in interest. The principles of this paragraph shall apply, insofar as possible, to execution of proxies, waivers, consents, or objections and for the purpose of ascertaining the presence of a quorum.
Section 10. Proxies.
     A shareholder, other person entitled to vote on behalf of a shareholder pursuant to Section 607.0721 of the Florida Business Corporation Act, or attorney in fact for a shareholder may vote the shareholder’s shares in person or by proxy. A shareholder, other person entitled to vote on behalf of a shareholder pursuant to Section 607.0721 of the Florida Business Corporation Act, or attorney in fact for a shareholder may appoint a proxy to vote or otherwise act for the shareholder by signing an appointment form or by electronic transmission. An appointment of a proxy is effective when received by the secretary or other officer or agent authorized to tabulate votes. An appointment is valid for up to 11 months unless a longer period of time is expressly provided in the appointment. The death or incapacity of the shareholder appointing a proxy does not affect the right of the Corporation to accept the proxy’s authority unless notice of the death or incapacity is received by the secretary or other officer or agent authorized to tabulate votes before the proxy exercises his or her authority under the appointment. An appointment of a proxy is revocable by the shareholder unless the appointment form or electronic transmission conspicuously states that it is irrevocable and the appointment is coupled with an interest. If the appointment form expressly provides, any proxy holder may appoint, in writing, a substitute to act in his or her place.
Section 11. Voting Trusts.
     One or more shareholders of this corporation may create a voting trust, conferring on a trustee the right to vote or otherwise act for him or her or for them, by signing an agreement setting out the provisions of the trust (which may include anything consistent with its purpose) and transferring their shares to the trustee. When a voting trust agreement is signed, the trustee shall prepare a list of the names and addresses of all owners of beneficial interests in the trust, together with the number and class of shares each transferred to the trust, and deliver copies of the list and agreement to the Corporation’s principal office. After filing a copy of the list and agreement in the Corporation’s principal office, such copy shall be open to inspection by any shareholder of the Corporation (subject to the requirements of the Florida Business Corporation Act), or any beneficiary of the trust under the agreement during business hours.
Section 12. Shareholders’ Agreements.
     Two or more shareholders of this corporation may provide for the manner in which they will vote their shares by signing an agreement for that purpose. A transferee of shares of this corporation whose shareholders have entered into such a shareholders’ agreement, authorized by this Section, shall be bound by such agreement if the transferee takes shares subject to such agreement with notice thereof. A transferee shall be deemed to have notice of any such agreement if the existence thereof is noted on the face or back of the certificate or certificates representing such shares.

Section 13. Action by Shareholders Without a Meeting.
     Unless otherwise provided in the Corporation’s Articles of Incorporation, action required or permitted under applicable law to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice, and without a vote if the action is taken by the holders of outstanding stock of each voting group entitled to vote thereon having not less than the minimum number of votes with respect to each voting group that would be necessary to authorize or take such action at a meeting at which all voting groups and shares entitled to vote thereon were present and voted. In order to be effective the action must be evidenced by one or more written consents describing the action taken, dated and signed by approving shareholders having the requisite number of votes of each voting group entitled to vote thereon, and delivered to the Corporation by delivery to its principal office in the State of Florida, its principal place of business, the corporate secretary, or another officer or agent of the Corporation having custody of the book in which proceedings of meetings of shareholders are recorded. No written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the date of the earliest dated consent delivered in the manner required by this Section, written consents signed by the number of holders required to take action are delivered to the Corporation by delivery as set forth in this Section.
     Any written consent may be revoked prior to the date that the Corporation receives the required number of consents to authorize the proposed action. No revocation is effective unless in writing and until received by the Corporation at its principal office or received by the corporate secretary or other officer or agent of the Corporation having custody of the book in which proceedings of meetings of shareholders are recorded.
     Within 10 days after obtaining such authorization by written consent, notice must be given to those shareholders who have not consented in writing or who are not entitled to vote on the action. The notice shall fairly summarize the material features of the authorized action and, if the action be such for which dissenters’ rights are provided under applicable law, the notice shall contain a clear statement of the right of shareholders dissenting therefrom to be paid the fair value of their shares upon compliance with further provisions of the Florida Business Corporation Act regarding the rights of dissenting shareholders.
     A consent signed under this Section has the effect of a meeting vote and may be described as such in any document.
     Whenever action is taken pursuant to this Section, the written consent of the shareholders consenting thereto or the written reports of inspectors appointed to tabulate such consents shall be filed with the minutes of proceedings of shareholders.
ARTICLE II.
BOARD OF DIRECTORS
Section 1. Function.
     Subject to any limitation set forth in the Corporation’s Articles of Incorporation or pursuant to a shareholders’ agreement authorized under the Florida Business Corporation Act, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors.
Section 2. Qualification of Directors.
     Directors must be natural persons who are 18 years of age or older but need not be residents of the State of Florida or shareholders of the Corporation unless the Corporation’s Articles of Incorporation or Bylaws so require.
Section 3. Compensation of Directors.
     Unless the Corporation’s Articles of Incorporation or Bylaws provide otherwise, the Board of Directors may fix the compensation of directors.
Section 4. Duties of Directors.
     A director shall discharge his or her duties as a director, including his or her duties as a member of a committee: (a) in good faith; (b) with the care an ordinarily prudent person in a like position would exercise under similar circumstances; and (c) in a manner he or she reasonably believes to be in the best interests of the Corporation.
     In discharging his or her duties, a director is entitled to rely on information, opinions, reports, or statements, including financial statements and other financial data, if prepared or presented by: (a) one or more officers or employees of the Corporation whom the director reasonably believes to be reliable and competent in the matters presented; (b) legal counsel, public accountants, or other persons as to matters the director reasonably believes are within the persons’ professional or expert competence; or (c) a committee of the Board of Directors of which he or she is not a member if the director reasonably believes the committee merits confidence.
     In discharging his or her duties, a director may consider such factors as the director deems relevant, including the long-term prospects and interests of the Corporation and its shareholders, and the social, economic, legal, or other effects of any action on the employees, suppliers, customers of the Corporation or its subsidiaries, the communities and society in which the Corporation or its subsidiaries operate, and the economy of the state and the nation.
Section 5. Presumption of Assent.
     A director of the Corporation who is present at a meeting of its Board of Directors or a committee of the Board of Directors when corporate action is taken is deemed to have assented to the action taken unless the director objects at the beginning of the meeting (or promptly upon his or her arrival) to holding it or transacting specified business at the meeting; or votes against or abstains from the action taken.
Section 6. Number of Directors.
     The Board of Directors shall consist of one (1) or more individuals. The number of directors may be increased or decreased from time to time by amendment to, or in the manner provided, in the

Articles of Incorporation or the Bylaws, but no decrease in the number of directors shall have the effect of shortening the term of any incumbent director.
Section 7. Election and Term.
     The terms of the initial directors of a corporation expire at the first shareholders’ meeting at which directors are elected. The terms of all other directors expire at the next annual shareholders’ meeting following their election unless the terms are staggered under the Florida Business Corporation Act. Despite the expiration of a director’s term, the director continues to serve until his or her successor is elected and qualifies or until there is a decrease in the number of directors.
Section 8. Vacancies.
     Any vacancy occurring in the Board of Directors, including any vacancy created by reason of an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors, or by the shareholders, unless the Corporation’s Articles of Incorporation provide otherwise. The term of a director elected to fill a vacancy expires at the next shareholders’ meeting at which directors are elected.
Section 9. Removal of Directors.
     The shareholders may remove one or more directors with or without cause unless the Articles of Incorporation provide that directors may be removed only for cause. If a director is elected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove him or her. If cumulative voting is authorized, a director may not be removed if the number of votes sufficient to elect the director under cumulative voting is voted against his or her removal. If cumulative voting is not authorized, a director may be removed only if the number of votes cast to remove the director exceeds the number of votes cast not to remove him or her. A director may be removed by the shareholders at a meeting of shareholders, provided the notice of the meeting states that the purpose, or one of the purposes, of the meeting is removal of the director.
Section 10. Quorum and Voting.
     Unless the Articles of Incorporation requires a different number, a quorum of the Board of Directors consists of a majority of the number of directors prescribed by the Articles of Incorporation or the Bylaws. The Articles of Incorporation may authorize a quorum of a Board of Directors to consist of less than a majority but no fewer than one-third of the prescribed number of directors determined under the Articles of Incorporation or the Bylaws. If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the Board of Directors unless the Articles of Incorporation or Bylaws require the vote of a greater number of directors.
Section 11. Director Conflicts of Interest.
     No contract or other transaction between the Corporation and one or more of its directors or any other corporation, firm, association or entity in which one or more of the directors are directors or officers or are financially interested, shall be either void or voidable because of such relationship or interest or because such director or directors are present at the meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction or because his or her or their votes are counted for such purpose, if: (a) the fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors; or (b) the fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote or written consent; or (c) the contract or transaction is fair and reasonable as to the Corporation at the time it is authorized by the board, a committee or the shareholders.
Section 12. Executive and Other Committees.
     Unless the Corporation’s Articles of Incorporation provides otherwise, the Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an executive committee and one or more other committees each of which, to the extent provided in such resolution or in the Articles of Incorporation of the Corporation, shall have and may exercise all the authority of the Board of Directors, except that no committee shall have the authority to: approve or recommend to shareholders actions or proposals required by law to be approved by shareholders, fill vacancies on the Board of Directors or any committee thereof, adopt, amend, or repeal the Bylaws, authorize or approve the reacquisition of shares unless pursuant to a general formula or method specified by the Board of Directors, or authorize or approve the issuance or sale of, or any contract to issue or sell, shares or authorize or approve the issuance or sale or contract for the sale of shares, or determine the designation and relative rights, preferences and limitations of a voting group except that the Board of Directors may authorize a committee (or a senior executive officer of the Corporation) to do so within limits specifically prescribed by the Board of Directors. Each committee must have two or more members who serve at the pleasure of the Board of Directors. The board, by resolution adopted in accordance herewith, may designate one or more directors as alternate members of any such committee, who may act in the place and stead of any absent member or members at any meeting of such committee.
Section 13. Place of Meetings.
     Regular and special meetings by the Board of Directors may be held within or without the State of Florida.
Section 14. Time, Notice and Call of Meetings.
     The Board of Directors may, at any time and from time to time, provide by resolution the time and place, either within or without the State of Florida, for the holding of regular meetings of the Board of Directors. Unless the Corporation’s Articles of Incorporation provides otherwise, regular meetings of the Board of Directors may be held without notice at such times as the Board of Directors may fix. Unless the articles or incorporation provide for a longer or shorter period, special meetings of the Board of Directors must be preceded by at least two (2) days’ notice of the date, time, and place of the meeting. Unless required by the Articles of Incorporation, the notice need not describe the purpose of the special meeting.

     Notice of the meeting of the Board of Directors need not be given to any director who signs a waiver of notice either before or after the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting and waiver of any and all obligations to the place of the meeting, the time of the meeting, or the manner in which it has been called or convened, except when a director states, at the beginning of the meeting or promptly upon arrival at the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened. A majority of the directors present, whether or not a quorum exists, may adjourn any meeting of the Board of Directors to another time and place. Notice of any such adjourned meeting shall be given to the directors who were not present at the time of the adjournment and, unless the time and place of the adjourned meeting are announced at the time of the adjournment, to the other directors. Meetings of the Board of Directors may be called by the chairman of the board or by the president of the Corporation, or by any two directors.
     Members of the Board of Directors may participate in a meeting of such Board of Directors by means of communication by which all persons participating in the meeting may simultaneously hear each other during the meeting. Participation by such means shall constitute presence in person at a meeting.
Section 15. Action Without a Meeting.
     Unless the Corporation’s Articles of Incorporation provides otherwise, any action required or permitted to be taken at a Board of Directors’ meeting or committee meeting may be taken without a meeting if the action is taken by all of the members of the Board of Directors or of the committee. The action must be evidenced by one or more written consents describing the action taken and signed by each director or committee member.
ARTICLE III.
OFFICERS
Section 1. Officers.
     The officers of this corporation shall consist of such officers as may be deemed necessary by the Board of Directors, and as shall be approved by the Board of Directors. Any two or more offices may be held by the same person. Each officer shall hold office until a successor has been duly appointed and qualified, or until an earlier resignation, removal from office, or death.
Section 2. Duties of Officers.
     The officers of this corporation, if elected, shall have the following duties, or to the extent consistent with the Bylaws, the duties prescribed by the Board of Directors or by direction of any officer authorized by the Bylaws or the Board of Directors to prescribe the duties of other officers:
     The chief executive officer or chairman of the board of the Corporation shall serve as the chairman of the Board of Directors, shall preside at all meetings, and shall be the chief executive officer of the Corporation.

     The president of the Corporation shall be the chief operating officer of the Corporation and have general and active management of the business affairs of the Corporation subject to the direction of the chairman and the Board of Directors. The president shall have all of the duties normally performed by the chairman, when the chairman is unable or unavailable to act.
     The vice president, if one or more is elected or appointed, shall have all of the duties normally performed by the president when the president is unable or unavailable to act, by order of seniority. Otherwise, his or her duties shall be subject to the direction of the chairman, the president and the Board of Directors.
     The secretary shall have custody of, and maintain, all of the corporate records, except the financial records; shall record the minutes of all meetings of the shareholders and Board of Directors, send all notices of meetings out, and perform such other duties as may be prescribed by the Board of Directors, the chairman or the president.
     The treasurer shall have custody of all corporate funds and financial records, shall keep full and accurate accounts of receipts and disbursements and render accounts thereof at the annual meetings of stockholders and whenever else required by the Board of Directors, the chairman or the president, and shall perform such other duties as may be prescribed by the Board of Directors, the chairman or the president.
     Each and every other officer of the Corporation shall possess, and may exercise, such power and authority, and shall perform such duties, as may from time to time be assigned to him or to her by the Board of Directors, the officer appointing him or her, and such officer or officers who may from time to time be designated by the Board of Directors to exercise supervisory authority.
Section 3. Removal of Officers.
     The Board of Directors may remove any officer at any time with or without cause.
ARTICLE IV.
INDEMNIFICATION
Section 1. Action by Third Party.
     The Corporation shall indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the Corporation), by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner that the person reasonably believed to be in, or not opposed to, the best interests of the Corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that the conduct of the person was unlawful.
Section 2. Action by Corporation.
     The Corporation shall indemnify any person, who was or is a party to any proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the Board of Directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made under this Section in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fully and reasonably entitled to indemnity for such expenses that such court shall deem proper.
Section 3. Successful Defense of an Action.
     To the extent that a director, officer, employee or agent of the Corporation or a person serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise has been successful on the merits or otherwise in defense of any proceeding referred to in Section 1 or Section 2 of this Article IV, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses actually and reasonably incurred by the person in connection therewith.
Section 4. Procedure.
     Any indemnification under Section 1 or Section 2 of this Article IV, unless pursuant to a determination by a court, shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article IV. Such determination shall be made:
     (i) By the Board of Directors by majority vote of a quorum consisting of directors who were not parties to such proceeding;
     (ii) If such quorum is not obtainable or, even if obtainable, by majority vote of a committee duly designated by the Board of Directors (in which designation directors who are parties may participate) consisting solely of two or more directors not at the time parties to the proceeding;
     (iii) By independent legal counsel:

     (1) Selected by the Board of Directors as prescribed in paragraph (i) or the committee prescribed in paragraph (ii); or
     (2) If a quorum of the directors cannot be obtained for paragraph (i) and the committee cannot be designated under paragraph (ii), selected by majority vote of the full Board of Directors (in which selection directors who are parties may participate); or
     (iv) By the shareholders by a majority vote of a quorum consisting of shareholders who were not parties to such proceeding or, if no such quorum is obtainable, by a majority vote of shareholders who were not parties to such proceeding.
Section 5. Reasonableness of Expenses.
     Evaluation of the reasonableness of expenses and authorization of indemnification shall be made in the same manner as the determination that indemnification is permissible. However, if the determination of permissibility is made by independent legal counsel, persons specified by Section 4(iii)(1) or (2) shall evaluate the reasonableness of expenses and may authorize indemnification.
Section 6. Expenses Paid in Advance.
     Expenses incurred by an officer or director in defending a civil or criminal proceeding may be paid by the Corporation in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if such director or officer ultimately is found not to be entitled to indemnification by the Corporation pursuant to this Article. Expenses incurred by other employees and agents may be paid in advance upon such terms or conditions as the Board of Directors deems appropriate.
Section 7. Willful Misconduct, Etc.
     The indemnification and advancement of expenses provided pursuant to this Article are not exclusive, and the Corporation may make any other or further indemnification or advancement of expenses of any of its directors, officers, employees or agents, under any provisions of the Corporation’s Articles of Incorporation, or any Bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in the person’s official capacity and as to action in another capacity while holding such office. However, indemnification or advancement of expenses pursuant to this Section 7 shall not be made to or on behalf of any director, officer, employee or agent if a judgment or other final adjudication establishes that the cause of action so adjudicated constitutes:
     (i) A violation of the criminal law, unless the director, officer, employee or agent had reasonable cause to believe the conduct was lawful or had no reasonable cause to believe the conduct was unlawful;
     (ii) A transaction from which the director, officer, employee or agent derived an improper personal benefit;

     (iii) In the case of a director, a circumstance under which the liability provisions of Section 607.0834, Florida Statutes, are applicable; or
     (iv) Willful misconduct or conscious disregard for the best interests of the Corporation in a proceeding by or in the right of the Corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.
Section 8. Persons No Longer in the Corporation’s Services.
     Indemnification and advancement of expenses as provided in this Article shall continue, unless otherwise provided when authorized or ratified, to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person, unless otherwise provided when authorized or ratified.
Section 9. Court Ordered Indemnification.
     Unless the Corporation’s Articles of Incorporation provide otherwise, notwithstanding the failure of the Corporation to provide indemnification, and despite any contrary determination of the Board of Directors or of the shareholders in the specific case, a director, officer, employee or agent of the Corporation who is or was a party to the proceeding may apply for indemnification or advancement of expenses, or both to the court conducting the proceeding, to the circuit court, or to another court of competent jurisdiction.
Section 10. Constituent Corporations.
     For purposes of this Article, the term “Corporation” includes, in addition to the resulting corporation, any constituent corporation, partnership, joint venture, trust or other enterprise, (including any constituent of a constituent) absorbed in a consolidation or merger, so that any person who is or was a director, officer, employee or agent of a constituent corporation, or is or was serving at the request of a constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, is in the same position under this Article with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.
Section 11. Definitions.
     For purposes of this Article:
     (i) The term “other enterprises” includes employee benefit plans;
     (ii) The term “expenses” includes counsel fees, including those for appeal;
     (iii) The term “liability” includes obligations to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to any employee benefit plan), and expenses actually and reasonably incurred with respect to a proceeding;

     (iv) The term “proceeding” includes any threatened, pending or completed action, suit or other type of proceeding, whether civil, criminal, administrative or investigative and whether formal or informal;
     (v) The term “agent” includes a volunteer;
     (vi) The term “serving at the request of the Corporation” includes any service as a director, officer, employee or agent of the Corporation that imposes duties on such persons, including duties relating to an employee benefit plan and its participants or beneficiaries; and
     (vii) The term “not opposed to the best interest of the Corporation” describes the actions of a person who acts in good faith and in a manner the person reasonably believes to be in the best interests of the participants and beneficiaries of an employee benefit plan.
Section 12. No Limitation.
     The indemnification provisions contained in these Bylaws shall be in addition to, and shall in no manner limit, indemnification rights contained in the Corporation’s Articles of Incorporation or applicable law or otherwise available to the persons entitled to indemnification.
Section 13. Insurance.
     The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article.
ARTICLE V.
STOCK CERTIFICATES
Section 1. Certificates for Shares.
     Unless the Corporation’s Articles of Incorporation provide otherwise, the Board of Directors shall determine whether shares of the Corporation shall be uncertificated or certificated. If certificated shares are issued, certificates representing shares in the Corporation shall be signed (either manually or by facsimile) by the chairman of the Board of Directors, president or vice president, and by the secretary or an assistant secretary and may be sealed with the seal of the Corporation or a facsimile thereof. A certificate that has been signed by an officer or officers who later ceases to be such officer shall be valid. Each certificate representing shares shall state upon the face thereof the name of the Corporation; that the Corporation is organized under the laws of the State of Florida; the name of the person or persons to whom issued; the number and class of shares, and the designation of the series, if any, which such certificate represents. If the Corporation is authorized to issue different classes of shares or different series within a class, the designations, relative rights, preferences, and limitations applicable to each class and the variations in rights, preferences, and limitations determined for each series (and the authority of the Board of Directors to determine variations for future series) must be summarized on the front or back of each certificate. Alternatively, each certificate may state conspicuously on its front or back that the Corporation will furnish the shareholder a full statement of this information on request and without charge.
Section 2. Transfer of Shares.
     Transfers of shares of stock of the Corporation shall be made only on the stock transfer books of the Corporation, and only after the surrender to the Corporation of the certificates representing such shares. Except as provided under applicable law, the person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes, and the Corporation shall not be bound to recognize any equitable or other claim to, or interest in, such shares on the part of any other person, whether or not it shall have express or other notice thereof.
Section 3. Lost, Stolen, or Destroyed Certificates.
     The Corporation shall issue a new stock certificate in the place of any certificate previously issued if the holder of record of the certificate (a) makes proof in affidavit form that it has been lost, destroyed or wrongfully taken; (b) requests the issue of a new certificate before the Corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of any adverse claim; (c) at the discretion of the Board of Directors, gives bond in such form as the Corporation may direct, to indemnify the Corporation, the transfer agent, and registrar against any claim that may be made on account of the alleged loss, destruction, or theft of a certificate; and (d) satisfies any other reasonable requirements imposed by the Corporation.
ARTICLE VI.
MISCELLANEOUS
Section 1. Books and Records.
     This corporation shall maintain accurate accounting records, and shall keep as permanent records minutes of all meetings of its shareholders and Board of Directors, a record of all actions taken by the shareholders or Board of Directors without a meeting, and a record of all actions taken by a committee of the Board of Directors in place of the Board of Directors on behalf of the Corporation. The Corporation or its agent shall maintain a record of its shareholders in a form that permits preparation of a list of the names and addresses of all shareholders in alphabetical order by class of shares showing the number and series of shares held by each. The records shall be maintained in written form or in any other form capable of being converted into written form within a reasonable time.

Section 2. Dividends.
     The Board of Directors of this corporation may, from time to time, declare and the Corporation may pay dividends on its shares in cash, property or its own shares, to the full extent permitted by law.
Section 3. Corporate Seal.
     The Board of Directors may provide a corporate seal which may have inscribed thereon the name of the Corporation, and the year and the state of incorporation; it may be any of a facsimile, engraved, printed or impression seal.
Section 4. Fiscal Year.
     The fiscal year of the Corporation shall end on December 31.
Section 5. Amendment.
     The Corporation’s Board of Directors may amend or repeal the Corporation’s Bylaws unless (a) the Articles of Incorporation or the Florida Business Corporation Act reserves the power to amend the Bylaws generally or a particular Bylaw provision exclusively to the shareholders; or (b) the shareholders, in amending or repealing the Bylaws generally or a particular Bylaw provision, provide expressly that the Board of Directors may not amend or repeal the Bylaws or that Bylaw provision. A corporation’s shareholders may amend or repeal the Corporation’s Bylaws even though the Bylaws may also be amended or repealed by its Board of Directors.
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